Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2019 RESULTS

ROUND ROCK, TX – May 15, 2019 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its first quarter ended March 31, 2019.

First Quarter Highlights:

●	First quarter 2019 revenue of $4.7 million compared with $4.8 million in the first quarter of 2018 and $5.7 million in the fourth quarter of 2018.
●	Gross margin of 35% in the first quarter of 2019 compared with 38% in the first quarter of 2018.
●	Achieved operating income of $50,000 in the first quarter of 2019 compared to operating income of $185,000 in the first quarter of 2018.
●	Net loss of $31,000 or $0.00 per share in the first quarter of 2019 compared to net income of $81,000 or $0.01 per share in the first quarter of 2018.
●	Adjusted EBITDA of $203,000 compared with Adjusted EBITDA of $340,000 in the first quarter of 2018.
●	Adjusted EBITDA of $203,000 compared with pro forma Adjusted EBITDA of $186,000 in the first quarter of 2018 (excluding results of operations sold in 2018).

“Our results showed growth in revenue and Adjusted EBITDA in our core business in the first quarter when we adjust for the sale of the business at the end of 2018.” said Anthony Angelini, President and Chief Executive Officer of TSS. “The company is in a very good position to grow our core revenue, build on solid operating results and utilize our strong balance sheet. We are excited to continue to execute our growth strategy through the balance of the year.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2019 financial results for Wednesday, May 15, 2019 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 48625546#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until June 15, 2019. The audio replay can be accessed by dialing 1-888-843-7419 toll-free in the U.S. or 630-652-3042 then enter conference ID number 4862 5546#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and pro forma Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. Pro forma Adjusted EBITDA excludes the income generated by the power and cooling business that was sold in 2018. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31,
	2019	2018

Assets
Current Assets
Cash and cash equivalents	$6,026	$6,178
Contract and other receivables, net	841	727
Costs and estimated earnings in excess of billings on uncompleted contracts	154	154
Inventories, net	99	108
Prepaid expenses and other current assets	280	266
Total current assets	7,400	7,433
Property and equipment, net	395	390
Lease right-of-use asset	1,834	-
Goodwill	780	780
Intangible assets, net	375	398
Other assets	109	109
Total assets	$10,893	$9,110
Liabilities and Stockholders’ Equity
Current Liabilities
Lease liabilities	$529	$-
Accounts payable and accrued expenses	2,437	2,390
Deferred revenues	2,075	2,181
Total current liabilities	5,041	4,571
Convertible notes, less current portion, net	1,878	1,838
Lease liabilities, less current portion	1,421	-
Deferred revenues – noncurrent portion	137	112
Other liabilities	-	108
Total liabilities	8,477	6,629
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2018 and 2017; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2019 and December 31, 2018: 18,122 and 17,520 shares issued at March 31, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	69,344	69,241
Treasury stock 936 and 777 shares at cost at March 31, 2019 and December 31, 2018, respectively	(1,679)	(1,542)
Accumulated deficit	(65,251)	(65,220)
Total stockholders' equity	2,416	2,481
Total liabilities and stockholders’ equity	$10,893	$9,110

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2019	2018
Results of Operations:
Revenue	$4,660	$4,849
Cost of revenue, excluding depreciation and amortization	3,024	2,983
Gross profit	1,636	1,866
Operating expenses:
Selling, general and administrative	1,505	1,575
Depreciation and amortization	81	106
Gain on sale of assets	-	-
Total operating costs	1,586	1,681
Operating income	50	185
Interest income (expense), net	(109)	(93)
Other income (expense), net	36	-
Income (loss) before income taxes	(23)	92
Income tax expense	8	11
Net income (loss)	$(31)	$81

Basic and diluted income(loss) per share:
Basic net income (loss) per share	$0.00	$0.01
Diluted net income (loss) per share	$0.00	$0.00

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2019	2018

Net income (loss)	$(31)	$81

Interest income (expense), net	73	93

Depreciation and amortization	81	106

Income tax expense (benefit)	8	11
EBITDA	$131	$291

Stock based compensation	72	49
Provision for bad debts	-	-
Adjusted EBITDA	$203	$340
Income from power and cooling business	-	154
Pro forma Adjusted EBITDA	$203	$186